Exhibit 10.6

Explanatory Note: This document has been translated from the Chinese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Chinese-language original. Such Chinese-language original shall be the controlling document for all purposes.

MBS Store Cooperative Agreement

Party A: Baicheng Auto Services (Henan) Co., Ltd.

Representative: ***

Address: Room 812, Wisdom Building, Third Avenue, Jingkai District, Zhengzhou

Party B: ***

Legal Representative: ***

Address: ***

As an operation and service company of automotive aftermarket industry chain cloud platform, Party A has advantages in related automotive aftermarket industries including, among others, vehicle repair & maintenance, value-added insurance service, insurance sale and claim, components trade purchase and enterprise operation and management. Party A shall, by giving full play to its own advantages and integrating various resources, provide support to franchise stores in accordance with this agreement.

Party B agrees and accepts the operation concept, marketing mode, products and service of Party A. Meanwhile, in consideration of its own conditions, developable space and local market resources and other aspects of business conditions, Party B submits the franchise application of “Baicheng (Henan) Auto Chain.”

After friendly consultation, the Parties conclude this agreement in accordance with relevant laws and regulations and on the basis of equal resources.

General Provisions

1.

Party A and Party B are both legal entities with independent operations. There is no affiliation, employment or contracting relationship between the two parties. The employees of Party B are not Party A’s employees. Party A shall not take any responsibility to the employment relationship and behaviors of such employees.

2.	As an independent entity, Party B shall assume sole responsibility for its profits or losses, conduct independent accounting and make efforts to safeguard Party A’s interests.

3.

Through this franchise agreement, Party B agrees to use Party A’s trademarks and symbols, Party A’s particular decoration, under the authorization of Party A and obey the general layout and management of Party A in operation.

4.	Both parties hereto shall abide by the laws and regulations of People’s Republic of China in its operation.

Definitions

1.	Company’s trademark: the trademark and service mark owned by Party A, any sign, sign, label, sample and any other business symbols indicating or indicating Party A.

2.

Brand Deposit: the deposit in a nature of guarantee required to be paid by Party B to Party A upon signature of the agreement to guarantee its strict compliance with the provisions of the agreement. Upon the expiration or termination of the agreement, if Franchisee has no breach of this Agreement, Party A shall refund all the Deposit. If there is any breach of this Agreement, Party A has the right to impose a fine to Franchisee by deducting from the Deposit. During the performance of the agreement, Party B shall make up the amount of Deposit. After the termination or rescission of the agreement, Party A shall refund the remaining Deposit.

Franchise contents

1.	Term of authorization: From to .

The Agreement may be renewed after expiration thereof. Where Party B wishes to renew this agreement, he/she/it shall submit the renewal application to Party A two months prior to the expiration thereof. Both parties shall sign a renewal agreement separately after Party A’s review and verification to meet conditions for renewal.

2.	Authorized Store Location: .

In accordance with the urban characteristics and the customer intensity between stores of Zhengzhou, Party A undertakes that, during Party B’s franchise, it will not authorize a third party to enjoy the same rights as Party B within a 1500-meter radius from the Approval Point hereunder to the.

Party B may operate the franchise stores only at such location. It shall submit a written application to Party A 30 days in advance and be subject to Party A’s approval. After its transfer to the new location, the store premises of Party B shall still comply with this Agreement and the requirements of Party A on the area, interior and appearance of the new store, but the decorations and appearance of the new store shall be subject to Party A’s written approval before it is put into use.

3.	Party B shall select the following Service Items of Party A as Section ___, details of which are detailed in the attached Franchise Policy:

(1) Insurance sales and settlement of claims (2) Value-added insurance service (3) Transaction and purchase of components (4) Use of SAAS system

4.	Conditions for joining the alliance:

(1) Basic conditions:

1)	It complies with national laws and regulations and has the legal operation qualification;

2)	Customer shall highly understand and acknowledge the business philosophy of Baicheng Auto Chain;

3)	Party B shall cooperate with the operation needs of Party A and be able to implement various policies and requirements issued by the company in daily operation.

4)	Party B shall be honest and trustworthy with good reputation in the industry; events not detrimental to Party A’s reputation or illegal operation.

(2) Party B shall pay Party A the security deposit of RMB          within          days upon the signature of this Agreement. Where Party B materially violates Party A’s relevant management provisions on franchise stores, changes the signboard of the store without authorization, alters products and service without authorization, or fails to fulfill the mission and objective or receive customer complaints, Party A shall be entitled to deduct RMB100 - RMB1000 from the security deposit each time according to the seriousness of the violation.

(3) Doorway decoration

According to Party A’s chain image scheme for the transitional period, Party A shall be responsible for the overall decoration of the doorway and bear all the expenses, while Party B shall cooperate. If the Agreement is terminated in advance due to Party B’s fault, Party B shall refund Party A the decoration fee paid by Party A.

1	Rights and obligations of Party A

1.	Party A shall provide ERP management software to Party B’s repair shop.

2.	Party A shall provide Party B with insurance sales document issuance, commission settlement and update expense policy in time.

3.	Party A shall provide Party B with the dominant claim settlement policy.

4.	Party A shall provide seven days worry-free return quality guarantee for the purchased parts for Party B within one year warranty.

5.	Party A shall recommend vehicles for repair & maintenance, value-added insurance to Party B. Timely settlement.

6.

Party A shall make every effort to support Party B’s business operation in the area and safeguard Party B’s lawful rights and interests. Party A shall not in any illegal way interfere with Party B’s normal and reasonable operation.

2	Rights and obligations of Party B

1.	Party B shall pay relevant expenses on time as agreed in this Agreement.

2.	Party B shall carry out the decoration or reconstruction of the operating place in accordance with Party A’s design plan or requirements to make it qualified for opening of single store operation.

3.	Party B shall not enter into any substantial chain platform in the same industry or have chain relationship with Party A.

4.

Party B shall execute the management guidelines and service standard in operation specified by Party A, ensure service provided meets the standard required by Party A, and shall make every effort to enhance the prestige and goodwill of Baicheng Auto Chain.

5.	Party B shall comply strictly with the organization and management of Party A and complete the activity plan as required when Party B participates in the sales promotion activity organized by Party A.

6.	Without Party A’s permission, Party B shall not transfer or license the rights acquired hereunder to others;

7.	Party B shall comply with the indicators and management requirements of Party A regarding franchise stores.

8.	Upon the expiration or termination of this Agreement, Party B shall not in any way use Party A’s trademark, logo or design plan any more.

3	Change and Expiration of Agreement

1.	Upon expiration of the Agreement, if either party has no willingness to continue cooperation with the other party, the franchise shall terminate automatically.

2.	If Party B seriously violates the provisions of the Agreement, Party A shall terminate the cooperation with Party B, and the franchise shall be deemed as automatic termination.

3.

Both parties shall, on the basis of amicable and mutual understanding, communicate through consultation to change or terminate the franchise, which shall be subject to the written agreement separately signed by the two parties.

4.

After the termination of this Agreement, Party B shall have the obligations to complete all the following acts and things. The following obligations shall not be affected by the termination of this Agreement and shall be continuing obligations of Party B:

(1)	Pay off all payments due by Party B to Party A.

(2)

Immediately and forever cease using any and all of Party A’s Authorized Marks, including but not limited to all similar names and trademarks, and any other names or trademarks containing Party A’s Authorized Marks;

(3)

Within 10 days after the termination of this Agreement, Party B shall destroy or deliver to Party A the Authorized Marks or any similar names, marks, designations, representations or marks that are sufficient to indicate whether Party B was once an authorized franchise store, and shall return to Party A any equipment, facility, instrument leased to Party B by Party A as soon as possible. If Party B does not return or replace any equipment, Party A has the right to deduct the corresponding value from the deposit;

(4)

Terminate immediately and forever publishing any advertisements in the name of the stores operated by Party A, including but not limited to immediately removing any signboards at Party B’s business location bearing Party A’s authorized “P” signs or other similar identification marks;

(5)

Party B shall immediately and forever cease to use Party A’s authorized operations information as well as all commercial secrets, confidential information and special information provided by Party A to Party B under this Agreement.

(6)

Upon the termination of the rights and obligations under this Agreement, the parties shall follow the principle of honesty and good faith and perform the obligations of notification, assistance and confidentiality in accordance with transaction practices and the provisions of state laws and regulations.

4	Liability for Breach of Agreement and Dispute Settlement

1.

In case of any of the following circumstances on the part of Party B in violation of the provisions of this Agreement, Party A shall have the right to terminate this Agreement and claim Party B punitive damages in the amount of 20% to 100% of the brand deposit as well as compensate Party A for the loss caused thereby. The compensated losses include but are not limited to Party A’s actual losses, loss of obtainable interests, and the litigation fee, attorney’s fee and travel expenses incurred by Party A due to Party B’s liability for breach of agreement. The aforesaid liquidated damages and compensations can be deducted by Party A from the brand deposit.

(1)	Party B seriously violates the provisions of the prohibition clause in the cooperation agreement and causes the material or relatively large losses to the affiliated parties of the cooperation;

(2)	Party B violates the provisions on intellectual property rights and confidentiality.

(3)	Without Party A’s consent, Party B assigns the operation right to a third party or alters the subject to enjoy the rights and obligations under this Agreement;

(4)	Party B’s business license is revoked by the administrative authority for Industry and Commerce or the shares of Party B are sold without the consent from Party A.

(5)	Decline the service quality or product quality or product quality; Party B is to be exposed by public media or serious complaints from consumers;

(6)	Party B shall not accept the supervision performed by Party A in accordance with the management system rules or prevent Party A from conducting inspection.

(7)	After the termination of the Agreement, Party B continues to use Party A’s trademark, unique shop decoration and one of the clothes with unique design to do business without authorization.

5	Miscellaneous

1.

If any party may cancel this Contract, or terminate or delay the performance of this Contract due to force majeure or other accidents, or if the performance of this Contract is impossible, unnecessary or meaningless, it shall notify the other party in writing and submit relevant certificate to the other party within 10 days after the event so as to reduce loss suffered by the other party.

2.

Other matters not mentioned herein shall be settled by the Parties through consultation. The written agreement shall prevail. Any dispute arising out of the performance of this Agreement shall be settled by Party A and Party B through consultation. If such consultation fails, the Parties agree to submit the dispute to Beijing Arbitration Commission for arbitration.

3.

The Franchise Policy, as an appendix to this Agreement, shall have the same legal effect as this Agreement. In case of any conflict with this Agreement or the Supplementary Agreement, this Agreement or the Supplementary Agreement shall prevail.

Party A: Seal

Baicheng Auto Services (Henan) Co., Ltd.

Opening Bank Branch: ***

Account no.: ***

Account Name: Authorized Representative (signature):

Date:

Party B: Seal

Opening Bank Branch: ***

Account no.: ***

Account Name: Authorized Representative (signature):

Date: